[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE                                          February 7, 2005
Media Contact: Joe Salkowski, (520) 884-3625                        Page 1 of 7
Financial Analyst Contact: Jo Smith, (520) 884-3650

           UNISOURCE ENERGY REPORTS 2004 EARNINGS, INCREASES DIVIDEND

TUCSON, ARIZ. - UniSource Energy Corporation (NYSE: UNS) reported earnings today for 2004 of $45 million, or $1.30 per share of common stock. UniSource Energy also announced that its Board of Directors has increased the company's quarterly dividend by 19 percent to $0.19 per share and that management expects the company's 2005 earnings will be between $1.50 and $1.75 per share.

Higher revenues from UniSource Energy's utility subsidiaries contributed to its financial performance. Tucson Electric Power (TEP), UniSource Energy's principal subsidiary, saw its utility gross margin (the sum of electric retail and wholesale revenues less fuel and purchased power expenses) increase by $27 million, or 5 percent, compared with 2003.

An increase in Transition Recovery Asset (TRA) amortization related to TEP's generation assets as well as costs related to the failed acquisition of UniSource Energy partially offset the benefits of higher utility gross margin.

UniSource Energy's 2004 earnings include $10 million in net income from the first full year of operations of UniSource Energy Services (UES), the subsidiary formed to operate gas and electric systems acquired from Citizens Communications Company (NYSE: CZN) in August 2003.

"Our core utility businesses enjoyed another strong year," said James S. Pignatelli, Chairman, President and Chief Executive Officer of UniSource Energy. "Our pursuit of the proposed transaction did not prevent us from serving our growing customer base, making sound investments in our energy infrastructure and providing a solid return for our shareholders."

UniSource Energy was able to fund its capital expenditures of $155 million and continue to reduce debt at TEP with cash flows from operations. In 2004, the Company generated cash flows from operations of $309 million.

The company's 2003 earnings of $114 million, or $3.37 per share of common stock, included an after-tax gain of $67 million, or $1.99 per share of common stock, associated with the adoption of a new financial accounting standard (FAS 143). Excluding the impact of that change, UniSource Energy's 2003 earnings were $46 million, or $1.38 per share of common stock. Results for 2003 also included the recognition of $15 million in tax benefits related to net operating losses and investment tax credits from prior years.

In December 2004, the Arizona Corporation Commission rejected the proposed acquisition of UniSource Energy by Saguaro Utility Group L.P., a limited partnership composed of Sage Mountain, L.L.C. as general partner and limited partners including investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P., J.P. Morgan Partners, LLC, and Wachovia Capital Partners. UniSource Energy incurred $12 million in pre-tax costs associated with the transaction during 2004.

Lower fees resulting from TEP's entry into a new $401 million credit agreement in 2004 contributed to a $3 million reduction in UniSource Energy's interest expense. The company also benefited from a $12 million year-over-year reduction in operating losses at Millennium Energy Holdings (MEH), parent company of UniSource Energy's unregulated energy businesses.

TUCSON ELECTRIC POWER COMPANY

In 2004, TEP reported earnings of $45 million, or $1.30 per UniSource Energy share, compared to 2003 earnings of $129 million, or $3.81 per UniSource Energy share. Excluding the impact of adopting FAS 143, TEP's earnings in 2003 were $61 million, or $1.82 per UniSource Energy share. TEP's reported earnings in 2003 also include the recognition of $15 million in tax benefits related to net operating losses and investment tax credits from prior years.

TEP's retail customer base grew by 2 percent in 2004 to 375,532. Customer growth and higher kWh sales to mining customers contributed to a $28 million, or 4 percent, increase in retail revenues during 2004. The average price of copper was 59 percent higher in 2004, leading to increased mining activity and an $11 million, or 38 percent, increase in revenues from sales to TEP's mining customers. Revenue from commercial customers increased by $11 million or 6 percent compared with 2003.

"Our weather was milder than the year before, but TEP's growing customer base and our region's economy contributed to solid results," Pignatelli said.

Cooling degree days declined by 17 percent in 2004, while heating degree days - a less critical measure in Tucson's relatively warm climate - increased by 23 percent over 2003.

TEP's wholesale revenues increased by $9 million, or 6 percent, in 2004 due to higher market prices for power. The average price for around-the-clock energy at the Dow Jones Palo Verde Index increased by 7 percent to nearly $44 per MWh in 2004.

Higher power prices contributed to an increase of $7 million, or 11 percent, in purchased power costs at TEP. The utility increased its use of purchased power to replace generation lost due to planned and unplanned outages at several power plants, including a longer-than-expected outage to allow the upgrade of emission control equipment at the Springerville Generating Station.

Acquisition-related costs and planned and unplanned plant outages contributed to a $20 million increase in TEP's operations and maintenance expenses. The utility's results were also negatively impacted by an $18 million increase in TRA amortization compared to 2003.

UNISOURCE ENERGY SERVICES

UES reported earnings of $10 million in 2004, its first full year of operations, compared with net income of $3 million in 2003. UES's gas operations contributed $6 million to earnings, while its electric operations contributed $4 million. UES began providing gas and electric service in northern and southern Arizona in August 2003.

Total revenues from UES's electric operations reached $144 million in 2004, compared to $55 million from less than five months of operations in 2003. UES's gas operations produced $129 million in total revenues in 2004, compared to $47 million during 2003.

The customer base for UES's electric and gas operations grew by 5 percent in 2004 to 85,465 and 133,403, respectively.

MILLENNIUM ENERGY HOLDINGS

MEH reported an annual net loss of $4 million, or $0.12 per UniSource Energy share, compared to an annual net loss of $16 million, or $0.48 per UniSource Energy share, in 2003. Reduced losses at Global Solar Energy, a key MEH holding, combined with income from other investments contributed to MEH's improved performance.

Global Solar Energy recorded a net loss of $5 million in 2004, compared to a net loss of $7 million in 2003. MEH recorded income related to the sale of an energy asset by Haddington Energy Partners II, LP, a limited partnership that funds energy-related investments.


                                        YEAR END             4TH QUARTER
PER UNISOURCE ENERGY SHARE           2004      2003        2004         2003
-----------------------------------------------------------------------------
Tucson Electric Power               $1.30     $1.82       $0.00        $0.70
UniSource Energy Services (1)        0.29      0.09        0.12         0.09
Millennium Energy Holdings          (0.12)    (0.48)      (0.04)       (0.12)
UniSource Energy Development        (0.03)     0.21           -         0.21
Inter-Company and Other             (0.14)    (0.26)      (0.03)       (0.07)
-----------------------------------------------------------------------------
Income Before Cumulative Effect     $1.30     $1.38       $0.05        $0.81
of Accounting Change
Cumulative Effect of Accounting
Change - Net of Tax                     -      1.99           -            -
-----------------------------------------------------------------------------
UniSource Energy Consolidated       $1.30     $3.37       $0.05        $0.81
=============================================================================
Avg. Shares Outstanding (millions)   34.4      33.8        34.5         33.9

1) Results for 2003 are for the period of August 11 to December 31


UniSource Energy believes that the presentation of TEP, UES, MEH and UniSource Energy Development (UED) net income or loss on a per UniSource Energy share basis, which is a non-GAAP financial measure, provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy's reported earnings.

QUARTERLY RESULTS

UniSource Energy's consolidated fourth quarter 2004 earnings were $2 million, or $0.05 per share, compared to $27 million, or $0.81 per share, in 2003. Much of the year-over-year decrease can be attributed to $15 million in tax benefits recorded by TEP in the fourth quarter of 2003 as well as a $6 million development fee paid to UED in the fourth quarter of 2003 for the expansion of TEP's Springerville Generating Station.

QUARTERLY DIVIDEND

On February 4, 2005, UniSource Energy's Board of Directors declared a quarterly dividend for common shareholders of $0.19 per share, an increase of 19 percent over the previous quarterly dividend of $0.16 per share. The dividend will be paid on March 8, 2005, to common shareholders of record as of February 15, 2005. The board also indicated its desire to target, over the next several years, a dividend payout level of up to 50 percent of net income.

The declaration of dividend payments is at the board's sole discretion and subject to numerous factors that ordinarily affect dividend policy, including the results of UniSource Energy's operations and its financial position as well as general economic and business conditions.

EARNINGS OUTLOOK

UniSource Energy's management currently estimates that its 2005 full-year earnings will be between $1.50 and $1.75 per share.

Numerous factors can affect UniSource Energy's ability to reach the 2005 estimates. The factors include, but are not limited to: uncertainties prevailing in the wholesale power market; regulatory decisions; performance of TEP's generating plants; the weather; the pace and strength of the economic recovery in the region; fuel and purchased power expense; changes to long-term contracts; changes in asset depreciable lives; changes in accounting standards; and the amount of research, development and operating expenses incurred by UniSource Energy's unregulated energy technology investments.

UniSource Energy's earnings are subject to its utilities' seasonal energy sales. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer.

DISCUSSION OF FOURTH QUARTER 2004 AND ANNUAL EARNINGS AND CORPORATE STRATEGY

UniSource Energy Corporation officials will discuss the Company's 2004 year-end earnings, outlook for 2005 and corporate strategies on Tuesday, Feb. 8 during a company-hosted luncheon in New York City. The event will be hosted by James S. Pignatelli, UniSource Energy's Chairman, President and Chief Executive Officer.

The live telephone and audio-only webcast of the Company's presentation is scheduled for Tuesday, Feb. 8, beginning at 12:00 p.m. EST.

TELEPHONE ACCESS

To listen to the presentation via telephone, dial (877) 582-0446 five to 10 minutes prior to the event and reference confirmation code 3719822. A telephone replay will be available for seven days starting Feb. 8. To listen to the replay, dial 800-642-1687 and reference confirmation code 3719822.

INTERNET ACCESS

A live audio-only webcast of the presentation will be available via a link at www.UniSourceEnergy.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available at www.UniSourceEnergy.com.

SUPPLEMENTAL MATERIALS

Supplemental materials to be used in connection with UniSource Energy's presentation on Tuesday, Feb. 8, will be posted on the Company's website at www.UniSourceEnergy.com prior to the commencement of the presentation at 12:00 p.m. EST.

UniSource Energy's primary subsidiaries include Tucson Electric Power Co., which serves more than 370,000 customers in southern Arizona; UniSource Energy Services, provider of natural gas and electric service for more than 218,000 customers in northern and southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit www.UniSourceEnergy.com.

This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to, the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of fuel and power supplies; changes to long-term contracts; performance of TEP's generating plants; the weather; changes in asset depreciable lives; changes related to the recognition of unbilled revenue; the cost of debt and equity capital; changes in accounting standards; and other factors listed in UniSource Energy's Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

UNISOURCE ENERGY 2004 RESULTS

UNISOURCE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME                       Three Months Ended
(in thousands of dollars, except per share amounts)                   December 31,                INCREASE / (DECREASE)
                                                                                             ---------------------------
(UNAUDITED)                                                     2004                 2003        AMOUNT          PERCENT
------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
  Electric Retail Sales                                       $ 186,750            $ 185,526      $ 1,224           0.7
  Electric Wholesale Sales                                       38,955               43,055       (4,100)         (9.5)
  Gas Revenue                                                    41,841               36,305        5,536          15.2
  Other Revenues                                                  5,958               15,297       (9,339)        (61.1)
------------------------------------------------------------------------------------------------------------------------
    TOTAL OPERATING REVENUES                                    273,504              280,183       (6,679)         (2.4)
------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
  Fuel                                                           46,211               47,651       (1,440)         (3.0)
  Purchased Energy                                               65,830               52,915       12,915          24.4
  Other Operations and Maintenance                               74,391               65,028        9,363          14.4
  Depreciation and Amortization                                  33,858               35,171       (1,313)         (3.7)
  Amortization of Transition Recovery Asset                      10,441                6,486        3,955          61.0
  Taxes Other Than Income Taxes                                   9,736               12,696       (2,960)        (23.3)
------------------------------------------------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES                                    240,467              219,947       20,520           9.3
------------------------------------------------------------------------------------------------------------------------
      OPERATING INCOME                                           33,037               60,236      (27,199)        (45.2)
------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (DEDUCTIONS)
  Interest Income                                                 5,304                5,113          191           3.7
  Other Income                                                    2,305                3,154         (849)        (26.9)
  Other Expense                                                     (86)              (1,668)       1,582          94.8
------------------------------------------------------------------------------------------------------------------------
    TOTAL OTHER INCOME (DEDUCTIONS)                               7,523                6,599          924          14.0
------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
  Long-Term Debt                                                 19,904               21,927       (2,023)         (9.2)
  Interest on Capital Leases                                     20,539               21,289         (750)         (3.5)
  Other Interest Expense, Net of Amounts Capitalized                 76                  805         (729)        (90.6)
------------------------------------------------------------------------------------------------------------------------
    TOTAL INTEREST EXPENSE                                       40,519               44,021       (3,502)         (8.0)
------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                           41               22,814      (22,773)        (99.8)
  Income Tax Expense (Benefit)                                   (1,565)              (4,485)       2,920          65.1
------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                      $ 1,606             $ 27,299    $ (25,693)        (94.1)
========================================================================================================================

WEIGHTED-AVERAGE SHARES OF COMMON STOCK OUTSTANDING (000)        34,477               33,914          563           1.7
========================================================================================================================

BASIC EARNINGS PER SHARE                                          $0.05                $0.81       $(0.76)        (93.8)
========================================================================================================================

DILUTED EARNINGS PER SHARE                                        $0.05                $0.79       $(0.74)        (93.7)
========================================================================================================================

DIVIDENDS PAID PER SHARE                                          $0.32                $0.15        $0.17           N/M
========================================================================================================================

                                                                  Three Months Ended
TUCSON ELECTRIC POWER                                                 December 31,                 INCREASE / (DECREASE)
                                                                                             ---------------------------
ELECTRIC KWH SALES (000):                                      2004                  2003         AMOUNT         PERCENT
------------------------------------------------------------------------------------------------------------------------
  Retail Sales                                                1,900,989            1,896,721        4,268           0.2
  Wholesale Sales                                               740,321              991,498     (251,177)        (25.3)
------------------------------------------------------------------------------------------------------------------------
    TOTAL                                                     2,641,310            2,888,219     (246,909)         (8.5)
========================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.

UNISOURCE ENERGY 2004 RESULTS

UNISOURCE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME                    Twelve Months Ended
(in thousands of dollars, except per share amounts)                 December 31,                 INCREASE / (DECREASE)
                                                                                            ---------------------------
(UNAUDITED)                                                     2004              2003           AMOUNT        PERCENT
-----------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
  Electric Retail Sales                                     $  862,258            $ 746,578    $ 115,680          15.5
  Electric Wholesale Sales                                     160,154              151,111        9,043           6.0
  Gas Revenue                                                  126,666               46,520       80,146           N/M
  Other Revenues                                                19,900               28,546       (8,646)        (30.3)
-----------------------------------------------------------------------------------------------------------------------
    TOTAL OPERATING REVENUES                                 1,168,978              972,755      196,223          20.2
-----------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
  Fuel                                                         212,514              210,163        2,351           1.1
  Purchased Energy                                             250,668              132,754      117,914          88.8
  Other Operations and Maintenance                             252,711              216,323       36,388          16.8
  Depreciation and Amortization                                141,926              130,643       11,283           8.6
  Amortization of Transition Recovery Asset                     50,153               31,752       18,401          58.0
  Taxes Other Than Income Taxes                                 48,227               48,115          112           0.2
-----------------------------------------------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES                                   956,199              769,750      186,449          24.2
-----------------------------------------------------------------------------------------------------------------------
      OPERATING INCOME                                         212,779              203,005        9,774           4.8
-----------------------------------------------------------------------------------------------------------------------

OTHER INCOME (DEDUCTIONS)
  Interest Income                                               20,192               20,493         (301)         (1.5)
  Other Income                                                  15,029                7,306        7,723           N/M
  Other Expense                                                 (6,439)              (5,620)        (819)        (14.6)
-----------------------------------------------------------------------------------------------------------------------
    TOTAL OTHER INCOME (DEDUCTIONS)                             28,782               22,179        6,603          29.8
-----------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
  Long-Term Debt                                                82,807               80,844        1,963           2.4
  Interest on Capital Leases                                    81,440               84,080       (2,640)         (3.1)
  Other Interest Expense, Net of Amounts Capitalized              (411)               1,708       (2,119)          N/M
-----------------------------------------------------------------------------------------------------------------------
    TOTAL INTEREST EXPENSE                                     163,836              166,632       (2,796)         (1.7)
-----------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                          77,725               58,552       19,173          32.7
  Income Tax Expense                                            33,098               12,082       21,016           N/M
-----------------------------------------------------------------------------------------------------------------------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE            44,627               46,470       (1,843)         (4.0)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX                  -               67,471      (67,471)          N/M
-----------------------------------------------------------------------------------------------------------------------

NET INCOME                                                    $ 44,627            $ 113,941    $ (69,314)        (60.8)
=======================================================================================================================

WEIGHTED-AVERAGE SHARES OF COMMON STOCK OUTSTANDING (000)       34,380               33,828          552           1.6
=======================================================================================================================

BASIC EARNINGS PER SHARE
  INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE           $1.30                $1.38       $(0.08)         (5.8)
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX                -                 1.99        (1.99)          N/M
-----------------------------------------------------------------------------------------------------------------------
  NET INCOME                                                     $1.30                $3.37       $(2.07)        (61.4)
=======================================================================================================================

DILUTED EARNINGS PER SHARE
  INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE           $1.27                $1.35       $(0.08)         (5.9)
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX                -                 1.97        (1.97)          N/M
-----------------------------------------------------------------------------------------------------------------------
  NET INCOME                                                     $1.27                $3.32       $(2.05)        (61.7)
=======================================================================================================================

DIVIDENDS PAID PER SHARE                                         $0.64                $0.60        $0.04           6.7
=======================================================================================================================

                                                                 Twelve Months Ended
TUCSON ELECTRIC POWER                                                December 31,                INCREASE / (DECREASE)
                                                                                            ---------------------------
ELECTRIC KWH SALES (000):                                      2004                2003           AMOUNT       PERCENT
-----------------------------------------------------------------------------------------------------------------------
  Retail Sales                                               8,542,990            8,275,775      267,215           3.2
  Wholesale Sales                                            3,292,315            3,364,010      (71,695)         (2.1)
-----------------------------------------------------------------------------------------------------------------------
    TOTAL                                                   11,835,305           11,639,785      195,520           1.7
=======================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.